Exhibit 99.1

news release

For Immediate Release

Contacts:

Ami Knoefler	Jean Suzuki
Corporate and Investor Relations	Investor Relations
(650) 454-2331	(650) 454-2648
ami.knoefler@pdl.com	jean.suzuki@pdl.com

PDL BIOPHARMA ANNOUNCES RECORD DATE FOR

SPIN-OFF OF BIOTECHNOLOGY OPERATIONS

Redwood City, Calif., November 19, 2008 — PDL BioPharma, Inc. (PDL) (Nasdaq: PDLI) announced today that its board of directors has set December 3, 2008 as the record date for the spin-off of PDL’s biotechnology operations, which will be accomplished through a pro rata stock dividend to PDL’s stockholders of the common stock of Facet Biotech Corporation.  Each PDL stockholder of record as of 5:00 p.m. Eastern Time on December 3, 2008 will receive on the distribution date one share of Facet Biotech common stock for every five shares of PDL common stock.  The company expects Facet Biotech will trade on Nasdaq under the symbol “FACT” after the spin-off.

“The spin-off of our biotechnology operations from our royalty assets will enable investors to invest in and realize the benefits of each asset fully and independently,” said Brad Goodwin, PDL’s chairperson of the board.  “The spin-off will better allow PDL to return the value of the royalty assets to its stockholders, and enable Facet, the new biotechnology company, to create value by investing in disciplined R&D activities to improve patients’ lives and create value for stockholders.”

As previously announced, following the spin-off, Faheem Hasnain will become president and CEO of Facet Biotech, which will focus on advancing the company’s current pipeline of four clinical-stage products, and leveraging the company’s research and development capabilities to identify and develop new drugs.

Following the spin-off of Facet Biotech, John McLaughlin will become president and CEO of PDL BioPharma.  PDL will continue to hold rights to the company’s antibody humanization patents and will receive royalty revenues from currently marketed and potential future licensed products.  The royalty company will retain the PDL BioPharma name and will continue to trade under the symbol “PDLI”.

Facet Biotech is currently taking the steps necessary to complete the spin-off, including finalizing the Form 10 Registration Statement initially filed with the Securities and Exchange Commission (SEC) in August, and PDL and Facet are proceeding with completing the Nasdaq listing process and obtaining all required regulatory approvals.  PDL and Facet expect to be able to effect the distribution on or about December 18, 2008, although this date is subject to change.

Tax Treatment for Spin-off Transaction

The spin-off by PDL of Facet Biotech will not qualify for tax-free treatment.  As a result, PDL would recognize taxable gain, if any, in connection with the spin-off to the extent that the fair market value of the distributed assets exceeds PDL’s tax basis in such assets.

The tax treatment of the stock distribution to PDL stockholders will depend upon PDL’s 2008 results, including any gain recognized by PDL on the distribution, and will be provided to stockholders of record by January 31, 2009.

Forward-looking Statements

This press release contains forward-looking statements, including regarding:

•      PDL’s plan to spin off its biotechnology operations into a separately publicly traded entity, Facet Biotech, including the timing thereof.

•      The likely tax treatment of the spin-off to PDL.

•      The spin-off’s ability to enable investors to realize the benefits of assets of each of PDL BioPharma and Facet Biotech fully and independently.

•      The spin-off’s ability to improve PDL’s monetization of its royalty stream and Facet Biotech’s ability to create value by investing in disciplined R&D activities to improve patients’ lives.

Each of these forward-looking statements involves risks and uncertainties.  Actual results may differ materially from those, express or implied, in these forward-looking statements.  Factors that may cause differences between current expectations and actual results include, but are not limited to, the following:

•      The failure to obtain necessary regulatory approvals could delay or make impractical the spin off of PDL’s biotechnology operations; and

•      Alternative transactions or opportunities could arise or be pursued which would alter the timing or advisability of anticipated or planned transactions.

Other factors that may cause actual events to differ materially from those expressed or implied in the forward-looking statements in this press release are discussed in PDL’s filings with the SEC, including the “Risk Factors” sections of its annual and quarterly reports filed with the SEC.  Copies of PDL’s filings with the SEC may be obtained at the “Investors” section of PDL’s website at www.pdl.com.  PDL expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in PDL’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based for any reason, except as required by law, even as new information becomes available or other events occur in the future.  All forward-looking statements in this press release are qualified in their entirety by this cautionary statement.

About PDL

PDL BioPharma, Inc. is a biotechnology company focused on the discovery and development of novel antibodies in oncology and immunologic diseases. For more information, please visit http://www.pdl.com.

NOTE: PDL BioPharma and the PDL BioPharma logo are considered trademarks of PDL BioPharma, Inc.  Facet Biotech is considered a trademark of Facet Biotech Corporation.

# # #